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                                                                    Exhibit 99.2


WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY

Q2 FY2002 (ALL $ AMOUNTS IN MILLIONS)

- -----------------------------------------------------------------------------------------------
                                           Q2 FY01    Q3 FY01    Q4 FY01    Q1 FY02    Q2 FY02
- -----------------------------------------------------------------------------------------------
REVENUE:                                      $562       $512       $456       $441       $575
- -----------------------------------------------------------------------------------------------
REVENUE BY CHANNEL:

OEM                                             58%        55%        54%        62%        62%
RESELLER                                        42%        45%        46%        38%        38%
- -----------------------------------------------------------------------------------------------
REVENUE BY GEOGRAPHY:

NORTH AMERICA                                   57%        60%        60%        56%        54%
EUROPE                                          31%        26%        25%        30%        38%
ASIA                                            12%        14%        15%        14%         8%
- -----------------------------------------------------------------------------------------------
REVENUE CONCENTRATION:

10 LARGEST CUSTOMERS                            57%        62%        60%        55%        60%
- -----------------------------------------------------------------------------------------------
HARD DRIVES UNITS (MILLIONS):                  6.1        5.8        5.3        5.4        7.7
- -----------------------------------------------------------------------------------------------
WORLDWIDE HEADCOUNT:                         8,200      8,005      7,909      7,852      7,819
- -----------------------------------------------------------------------------------------------
ASSET MANAGEMENT

DSOs--AVERAGE                                   28         23         26         44         35
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INVENTORY DETAIL:

TOTAL

   RAW                                          $8         $8        $22        $10         $4
   WIP                                         $14        $12         $9        $27        $13
   FINISHED GOODS                              $58        $66        $48        $40        $79
                                             -----      -----      -----      -----      -----
TOTAL INVENTORY, NET                           $80        $85        $79        $76        $96
- -----------------------------------------------------------------------------------------------
INVENTORY TURNS                                 25         21         21         20         21
- -----------------------------------------------------------------------------------------------

Note: The prior year results have been restated to reflect the adoption of SAB 101 and the reclassification of Connex and SANavigator results as discontinued operations.